Exhibit 99.1

For Immediate Release

LPL FINANCIAL ANNOUNCES THE PURCHASE OF NATIONAL

PLANNING HOLDINGS

NPH serves approximately 3,200 advisors and $120 billion of client assets(1)

Estimated run-rate GAAP EPS accretion of $0.25-0.40 by the end of 2018;

$0.40-0.55 prior to amortization of intangible assets*

Estimated run-rate EBITDA* accretion of $75-100M by the end of 2018

Transaction simultaneously signed and closed on August 15th, 2017

Conference call with management tomorrow, August 16th, at 8:00 a.m. EST

SAN DIEGO –August 15, 2017 – Leading retail investment advisory firm and independent broker/dealer LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA) (“Company”), today announced it has acquired the independent broker-dealer network of National Planning Holdings, Inc. (“NPH”). The transaction is structured as an asset purchase with an initial purchase price of $325 million. The Company will also make a contingent payment between $0 and $123 million in the first half of 2018, which will be based on the level of NPH’s business that onboards onto LPL’s platform.

“The demand for financial advice continues to grow, and the independent model is the fastest growing part of the industry,” said Dan Arnold, LPL Financial president and CEO. “We are committed to being a leader in our core markets, so we are excited to announce our purchase of NPH which brings us together with one of the largest U.S. independent broker/dealer networks(2). This transaction adds to our scale, which we can leverage to provide LPL and NPH advisors with the capabilities they need, and the service they expect, at a compelling price.”

“NPH advisors share our passion for independence and serving American investors,” Arnold continued. “At LPL, NPH advisors and their clients will benefit from our scale, strength, and breadth of services, including the advantages of our self-clearing platform.”

The transaction was signed and closed on August 15, 2017 following receipt of regulatory approval. Under the transaction structure, LPL will onboard NPH advisors and client assets onto its platform rather than integrating NPH’s operations, although NPH will maintain its operations during the onboarding period. LPL plans to onboard NPH advisors in two waves that it anticipates completing by the end of the first quarter of 2018. After the onboarding waves are complete, the Company will make a contingent payment between $0 and $123 million. The contingent payment will be based on the portion of NPH’s business that is onboarded to LPL’s platform. No contingent payment would be due if less than 72% of NPH production is onboarded, and the amount of the contingent payment increases on an interpolated basis for onboarded production in the range of 72% to 93.5%.

Scott Romine, president and chief executive officer of NPH, added, “Given the similarities in LPL’s independent model to the NPH model, we believe LPL is the ideal acquirer to ensure continuity of the quality service and support for our clients and their financial advisors.”

The Company estimates the transaction can generate $75-100M of run-rate EBITDA* accretion by the end of 2018. These estimates are primarily dependent on the level of onboarding of NPH client assets, and they also include amortization expense from onboarding assistance loans to NPH advisors. Corresponding with those run-rate EBITDA* estimates, the Company estimates run-rate EPS accretion of $0.40-0.55 prior to amortization of intangible assets*. The Company also assumes that it will record a portion of the combined amount of the initial purchase price and contingent payment as intangible assets and that it will record the remaining amount as goodwill which does not amortize. After applying the amortization associated with these intangible assets, the Company estimates run-rate GAAP EPS accretion of $0.25-0.40 by the end of 2018.

The Company expects onboarding costs of $40-60 million, including staffing to onboard NPH advisors and clients, account closure and transfer fees, and technology capacity investments, that will be mostly complete by mid-2018.

The Company funded the initial purchase price with cash available for corporate use from its balance sheet. The Company may raise additional debt and/or refinance its existing debt in conjunction with funding other transaction-related costs.

Investor Presentation

The Company posted an investor presentation with an overview of the transaction on its Investor Relations page on LPL.com.

Conference Call

The Company will hold a conference call for shareholders, analysts, and media tomorrow, August 16, 2017 at 8 a.m. EST. The call will feature comments from Dan Arnold, LPL Financial president and CEO, and Matt Audette, LPL Financial CFO. The conference call can be accessed by dialing either 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 71559986.

The conference call will also be webcast simultaneously on the Investor Relations section of the Company’s website (investor.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 71559986. The telephonic replay will be available until 11:59 p.m. EST on August 23, 2017, and the webcast replay will be available until September 6, 2017.

(1)	Advisors affiliated with NPH’s broker-dealer subsidiaries served approximately $120 billion of client brokerage and advisory assets, as of June 30th, 2017. Asset numbers were reported by NPH based on prior business and have not been independently and fully verified by LPL Financial
(2)	Based on total revenues, Financial Planning magazine, June 1996-2017

About LPL Financial

LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA), is a leader in the retail financial advice market and served approximately $542 billion in brokerage and advisory assets as of June 30, 2017. LPL is one of the fastest growing RIA custodians and the nation’s largest independent broker/dealer (based on total revenues, Financial Planning magazine June 1996-2017), and the firm and its financial advisors were ranked No. 1 in net customer loyalty in a 2016 Cogent Reports™ study. The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 financial advisors and over 700 financial institutions, enabling them to provide a range of financial services including wealth management, retirement planning, financial planning and other investment services to help their clients turn life’s aspirations into financial realities. As of June 30, 2017, financial advisors associated with LPL served more than 4 million client accounts across the U.S. as well as an estimated 46,000 retirement plans with an estimated $138 billion in retirement plan assets. Additionally, LPL supports approximately 3,700 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,400 employees with primary offices in Boston, Charlotte, and San Diego. For more information, visit www.lpl.com.

Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.

About National Planning Holdings, Inc.

National Planning Holdings, Inc. (NPH) is a broker-dealer holding company and an affiliate of Lansing, Mich.-based Jackson National Life Insurance Company® (Jackson®). NPH serves as the holding company for the independent broker-dealers INVEST Financial Corporation®, Investment Centers of America, Inc., National Planning Corporation® and SII Investments, Inc. ® As of June 30, 2017, the member firms of the NPH network supported approximately 3,200 advisors across the country with over 1.5 million customer accounts and approximately $120 billion in assets under management. NPH and Jackson are wholly owned by Prudential plc (NYSE: PUK), a company incorporated in England and Wales. Prudential plc is not affiliated in any manner with Prudential Financial, Inc., a company whose principal place of business is in the United States of America.

Forward-Looking Statements

Statements in this press release regarding the Company’s potential future levels of assets serviced, advisor headcount, growth, additional run-rate EBITDA and EPS accretion, future payments, onboarding costs, business strategy, and plans, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates and expectations as of August 15, 2017. The words “potential,” “anticipates,” “intends,” “believes,” “expects,” “may,” “plans,” “predicts,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future levels of assets serviced, results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause levels of assets serviced, actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. In particular, the Company can provide no assurance that the assets reported as serviced by NPH’s financial advisors will translate into assets serviced at LPL Financial, or that NPH’s advisors will join LPL Financial. Important factors that could cause or contribute to such differences include: difficulties and delays in recruiting NPH’s advisors and/or onboarding the clients or businesses of NPH’s advisors; the inability by the Company to sustain revenue and earnings growth or to fully realize revenue or expense synergies or the other expected benefits of the transaction which depend in part on the Company’s success in onboarding assets currently served by NPH’s advisors; disruptions of the Company’s business due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with its financial advisors and their clients, employees, other business partners or governmental entities; the inability to implement onboarding plans and other consequences associated with acquisitions; the choice by clients of NPH’s advisors not to open brokerage and/or advisory accounts at LPL Financial and/or move their respective assets from NPH to a new account at LPL Financial; changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of assets under custody; effects of competition in the financial services industry, including competitors’ success in recruiting NPH’s advisors; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2016 Annual Report on Form 10-K and any subsequent SEC filing. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing the Company’s views as of any date subsequent to the date of August 15, 2017. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

*Non-GAAP Financial Measures

Management believes that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.

Run-rate EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. Run-rate EBITDA is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Run-rate EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments. The Company does not provide an outlook for Run-rate EBITDA because it contains certain components, such as taxes, over which the Company cannot exercise control. Because an outlook for Run-rate EBITDA cannot be made available without unreasonable effort by the Company, a reconciliation of the Company’s outlook for Run-rate EBITDA against its outlook for net income also cannot be made available without unreasonable effort.

Run-Rate EPS prior to amortization of intangible assets is a non-GAAP measure. The Company presents an outlook of expected accretion of Run-Rate EPS prior to amortization of intangible assets with respect to the transaction discussed in this press release because management believes it can be a useful financial metric in understanding the Company’s expectations for the cash flow generation of this transaction. Run-Rate EPS prior to amortization of intangible assets is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. The Company does not provide an outlook for GAAP EPS because it contains certain components, such as the effect of interest rates, over which the Company cannot exercise control. Because an outlook for GAAP EPS cannot be made available without unreasonable effort by the Company, a reconciliation of the Company’s outlook for Run-Rate EPS prior to amortization of intangible assets against an outlook for GAAP EPS cannot be made.

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Investor Relations:

Chris Koegel

617-897-4574

Chris.Koegel@lpl.com

Media Relations:

Jeffrey Mochal

704-733-3589

Jeff.Mochal@lpl.com

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